Exhibit 99.1

Fusemachines Files Q3 2025 Quarterly Report and Discloses Nasdaq Notice

NEW YORK, Nov. 28, 2025 (GLOBE NEWSWIRE) -- Fusemachines Inc. (“Fusemachines” or the “Company”) (NASDAQ:FUSE), a leading provider of enterprise AI products and services, today announced that on November 24, 2025, it received a notification letter (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because it had not timely filed its Quarterly Report on Form 10-Q for the period ended September 30, 2025 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission (“SEC”).

Following receipt of the Notice, the Company filed the Form 10-Q with the SEC on November 28, 2025. As a result, the Company believes the Notice has no impact on the listing or trading of the Company’s securities on Nasdaq.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of the Notice.

About Fusemachines

Founded in 2013, Fusemachines is a global provider of enterprise AI products and services, on a mission to democratize AI. Leveraging proprietary AI Studio and AI Engines, the company helps drive the clients’ AI Enterprise Transformation, regardless of where they are in their Digital AI journeys. With offices in North America, Asia, and Latin America, Fusemachines provides a suite of enterprise AI offerings and specialty services that allow organizations of any size to implement and scale AI. Fusemachines serves companies in industries such as retail, manufacturing, and government.

Fusemachines continues to actively pursue the mission of democratizing AI for the masses by providing high-quality AI education in underserved communities and helping organizations achieve their full potential with AI.

To learn about Fusemachines, visit www.fusemachines.com.

Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, including the benefits of the business combination, the services offered by Fusemachines and the markets in which it operates, and Fusemachines’ projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: Fusemachines’ ability to develop and scale AI technologies and products, gain and retain enterprise customers, compete in rapidly evolving AI and software markets, manage global operations and data-privacy obligations, protect intellectual property, and respond to economic and regulatory changes; the benefits and cost savings from Fusemachines’ products and services; the integration process of Fusemachines’ solutions with existing infrastructure; general economic, political and business conditions; the Company’s ability to maintain compliance with applicable SEC and Nasdaq rules and requirements; and those factors discussed in the final prospectus/proxy statement (File No. 333-283520 and 333-283520-01), dated July 1, 2025, and filed with the Securities and Exchange Commission (the “SEC”) by Fusemachines and CSLM Holdings, Inc. on July 3, 2025, in the Current Report on Form 8-K filed by Fusemachines with the SEC on October 23, 2025 (as amended November 28, 2025), and, in subsequent filings and reports made with the SEC, from time to time. While Fusemachines may elect to update these forward-looking statements at some point in the future, Fusemachines specifically disclaims any obligation to do so.

Media Contact:

pr@fusemachines.com

+1 347 212-5075

Investor Contact:

Gateway Group

Ralf Esper

FUSE@gateway-grp.com

+1 949-574-3860